Exhibit 10.1

STOCK PURCHASE AGREEMENT

(U.S. Purchaser)

FOR

PROFESSIONAL DIVERSITY NETWORK, INC.

STATUS UNDER UNITED STATES SECURITIES LAWS: The Shares referred to herein have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold in the United States or to U.S. persons (as such term is defined in Regulation S under the Securities Act, which includes a resident of the United States holding a “Green Card” or other forms of residency) unless such securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. No transfer of the Shares shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws. Any person acting contrary to the foregoing restrictions may place such person and the Company in violation of United States or other securities laws.

SUBSCRIPTION INSTRUCTIONS

1.

Disclosure; Access to information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Purchaser, including, without limitation, the SEC Reports (as defined below). The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

2.	Please read this Stock Purchase Agreement, which includes and incorporates by reference the attached Terms and Conditions for Purchase of Shares (Annex I).

3.	If you wish to subscribe for the purchase of the Shares, please complete and execute this document and submit your cash payment, as follows:

(a)	Insert the number of Shares that you wish to purchase, as well as the aggregate purchase price, on the signature page of this Stock Purchase Agreement.

(b)	Fully execute the signature page of this Stock Purchase Agreement.

(c)	Fully complete the “Stock Certificate Information” and “Purchaser Information” immediately following the signature page.

(d)	Send the foregoing executed documents to the Company at the following address:

Professional Diversity Network, Inc.

Attention: Mr. Chad Hoersten

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

United States of America

Note Regarding Electronic Transmissions: A subscription is not complete until original documents with original signatures are received. Please send all original documents via courier to the address set forth above, even if you also elect to electronically transmit documents.

Please send your cash payment equal to the aggregate purchase price indicated on the signature page of this Stock Purchase Agreement via wire transfer as indicated on Page 5 hereof.

4.	Once submitted, a subscription may not be revoked, cancelled or terminated by the Purchaser.

5.

The Company expects to complete the closing of the purchase and sale of the Shares with Purchasers on June 28th, 2024 (the “Closing Date”), if you wish to subscribe for the purchase of the Shares as described in this Stock Purchase Agreement, you should submit the documents described above, together with your cash payment, as soon as possible. The Company may in its discretion elect to extend the offering period beyond the Closing Date, but the Closing Date reflects the Company’s current expectations. Note that the Company may, in its sole discretion, determine at any time not to proceed with the offering, in which event your subscription funds will be returned to you, without interest.

6.

The Purchaser’s subscription to purchase the Shares specified in this Stock Purchase Agreement shall not be effective until such time as it is accepted by the Company. The subscription proceeds will be held by the Company pending acceptance of this Stock Purchase Agreement by the Company. In the event that the Purchaser’s subscription is not accepted by the Company, the Company will promptly return the aggregate purchase price submitted by the Purchaser, without interest, to the address indicated below under “Purchaser Information.”

WIRE TRANSFER INSTRUCTIONS

Please send your cash payment equal to the aggregate purchase price indicated on the signature page of this Stock Purchase Agreement via wire transfer as indicated below.

PDN’s ACH/Wiring Instructions:

[INTENTIONALLY OMITTED]

To:	Professional Diversity Network, Inc. 55 E. Monroe Street, Suite 2120 Chicago, Illinois 60603

From:	The Undersigned Purchaser

The undersigned (the “Purchaser”), hereby confirms its agreement with you as follows:

1.         This Stock Purchase Agreement (the “Agreement”) is made as of the date set forth below between Professional Diversity Network, Inc., a Delaware corporation (the “Company”), and the Purchaser.

2.         The Company has authorized the sale and issuance to one or more purchasers in a private placement (the “Offering”) of 1,000,000 shares of common stock (the “Shares”), US$ 0.01 par value per share (“Common Stock”), subject to the terms and conditions herein.

3.         The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the number of Shares set forth on the signature page of this Agreement at $0.495 per Share purchase price (the “Purchase Price”), which is the consolidated closing bid price prior to the execution of this Agreement on June 27th, 2024. The Company will determine the date upon which subscriptions (if any) will be accepted. Upon acceptance of your subscription, and receipt of the aggregate Purchase Price, the Company shall register the Shares issued to you in your name on the Company’s books and records. Promptly following the Closing Date, the Company intends to furnish you with a certificate representing the Shares that have been issued to you or an account statement reflecting the issuance of the Shares in book-entry form.

4.         The Purchaser hereby acknowledges that it has received, read and is familiar with this Agreement (consisting of these “Subscription Pages” and Annex I) and has received, read and is familiar with the Company’s reports as filed with the SEC (except to the extent that the information in such filings is deemed furnished, and not filed, pursuant to securities laws and regulations) (the “SEC Reports”), including without limitation the “Risk Factors” set forth under the caption “Item 1A. Risk Factors” commencing on the most recent Form 10-K. Purchaser acknowledges that certain statements contained in the SEC Reports constitute “Forward-Looking Statements,” as referenced under the caption “Forward-Looking Statements” set forth under the heading “Special Note Regarding Forward-Looking Statements” in the Form 10-K and, as described therein, Purchaser acknowledges that the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risk factors described under the caption “Risk Factors” and elsewhere in the Form 10-K. The Purchaser acknowledges that its investment in the Shares are subject to the risk factors set forth in the Form 10-K, as well as the SEC Reports.

5.         The Purchaser hereby represents and warrants to the Company as follows:

(a)    The Purchaser is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(b)    The Purchaser has adequate means of providing for Purchaser’s current needs and any unexpected needs in the future even without the funds that Purchaser might invest pursuant to this Agreement. The Purchaser neither has nor anticipates any need to sell the Shares in the foreseeable future. The Purchaser is able to bear the economic risks of this investment, is able to hold the Shares for an indefinite period of time, and has a sufficient net worth to sustain a loss of the entire investment in the Shares in the event that such a loss occurs. The Purchaser’s commitment in the Shares and other non-marketable investments will not be a disproportionate part of Purchaser’s net worth.

(c)    The Purchaser, either alone or with one or more of its representatives, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

(d)    The Purchaser confirms that, if requested by Purchaser, all documents, records and books pertaining to this proposed investment in the Company have been made available to the Purchaser and his advisors, and they have made such examinations of the foregoing as the Purchaser and his advisors have deemed necessary in connection with such investment in the Company.

(e)    The Purchaser has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the terms and conditions of this investment, and such officers of the Company have answered all such questions to the full satisfaction of the Purchaser.

(f)    The Shares will be acquired for the Purchaser’s own account for investment, and not for the account of any other person nor with a view to resell, distribute, or participate in any distribution of the Shares in a manner which would require the registration of the Shares under the Securities Act or any applicable state securities laws.

(g)    The Purchaser understands that no U.S. or other securities administrator has made any finding or determination relating to the merits or fairness of an investment in the Shares, and no such securities administrator has or will recommend or endorse any offering of the Shares.

(h)    It has been called to the Purchaser’s attention, both in this Agreement and by those individuals with whom the Purchaser has dealt in connection with investing in the Company, that the Purchaser’s investment in the Company is a speculative investment and involves a degree of risk which might result in the loss of the Purchaser’s entire investment. The Purchaser acknowledges that the Company has made available to the Purchaser or the Purchaser’s representative(s) the opportunity to obtain additional information with which to evaluate the merits and risks of this investment. By reason of the Purchaser’s business and financial experience, the Purchaser has acquired the capacity to protect the Purchaser’s interest in investments of this nature. In reaching the conclusion that the Purchaser desires to acquire the Shares, the Purchaser has carefully evaluated its financial resources and investment position and the risks associated with this investment.

(i)    In making the Purchaser’s investment decision, the Purchaser has relied solely upon its review of the Company’s filings with the SEC, as well as any investigations of the Company made by the Purchaser and the Purchaser’s representatives, if any. The Purchaser has received no representations from the Company or its principals, officer or directors.

(j)    No representations have been made to the Purchaser concerning projected results, expected yields or any other prospective information concerning operation of the Company.

(k)    The Purchaser, if an individual, is a bona fide resident of the State set forth in the “Purchaser Information” section of this Agreement, and the addresses set forth in the “Purchaser Information” section of this Agreement are the true and correct business and home addresses of the Purchaser. The address set forth in the “Purchaser Information section of this Agreement is the true and correct business address of the Purchaser.

6.        The Purchaser hereby acknowledges and agrees to the following:

(a)         Each certificate representing Shares issued to the Purchaser shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares of Common Stock represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. No transfer of the shares represented by this certificate shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws.”

(b)         The Purchaser will not resell any of the Shares except (i) pursuant to registration under the Securities Act, or (ii) pursuant to an available exemption from registration.

7.         The Company hereby agrees and covenants with the Purchaser that the Company will not register any transfer of the Shares unless such transfer is made (i) pursuant to registration under the Securities Act, or (ii) pursuant to an available exemption from registration.

8.         The Company agrees to use its reasonable best efforts to nominate or appoint (or cause to be nominated or appointed) one (1) designee of the Purchaser (the “Purchaser Designee”) to the Board of Directors promptly after the identification of such Purchaser Designee and to include the Purchaser Designee in any proxy statement of the Company soliciting proxies for the election of directors, for so long as the Purchaser collectively beneficially owns common shares at least five percent (5%) of all outstanding common shares, provided, that the Company shall have no obligation to take any actions to appoint such Purchaser Designee to the Board of Directors unless and until such Purchaser Designee has provided to the Company (a) the information required to be disclosed of him or her by the Company under Items 401 and 404(a) of Regulation S-K and Item 5.02 of Form 8-K, in each case as promulgated under the Securities Exchange Act of 1934, as amended; and (b) such other information, including a directors' and officers' questionnaire, as the Company may reasonably request. Notwithstanding anything else in this Agreement, the Board of Directors shall not be required to appoint to the Board any person, or to nominate any person in the Company’s proxy statement, about whom any disclosure would be required by the Company in its filings with the SEC pursuant to Item 401(f)(2)-(8) of Regulation S-K or whose nomination or appointment, in the reasonable judgment of the Board of Directors, would be inconsistent with the exercise of the Board’s fiduciary duties. The Purchaser agrees to cause, at the request of the Company, the Purchaser Designee to resign from the Board of Directors in the event the Purchaser’s beneficial ownership falls below the threshold specified above.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

[Purchaser’s Signature and Information Pages Follow]

IN WITNESS WHEREOF, this Stock Purchase Agreement is entered into by the undersigned Purchaser and the Company as of the date indicated below.

“PURCHASER”

By:

Purchaser’s Name: Eighty-eight Investment LLC

Estimated Closing Date: June 28th, 2024

Number of Shares Subscribed For: 1,000,000

Aggregate Purchase Price:              $495,000.00

ENGLISH LANGUAGE NOTE TO PURCHASER: This Agreement, including Annex I attached hereto, is set forth exclusively in the English language. The Purchaser acknowledges and agrees that either alone or with the Purchaser’s advisors, that it fully understands the contents of these documents and also the contents of the Company’s SEC Reports (as referenced in Section 4 above).

CHINESE NOTE TO PURCHASER 致认购者: 本协议,包括附件I, 只有英文版本。认购者承认并同意其本人或在其顾问人员的协助下对本协议文件以及本公司向美国证监会提交的报告（如上述第四节所提及的）完全理解。

AGREED AND ACCEPTED:

PROFESSIONAL DIVERSITY NETWORK, INC.

By:

Print Name: Chad Hoersten

Title: Corporate Secretary

Purchase Date: June 28th, 2024

STOCK CERTIFICATE INFORMATION

Purchaser:  Unless an alternative name is provided below, the Company will issue the Shares to be issued to you upon acceptance of your subscription in the name shown on the signature page of this Agreement:

The exact name that your Shares are to be registered in.	Eighty-eight Investment LLC

PURCHASER INFORMATION

The purpose of the following is to assure the Company that each Purchaser will meet applicable suitability requirements under relevant securities laws. The information supplied by you below will be used by the Company in determining whether you meet such criteria, and reliance upon applicable exemptions from registration is based in part on the information herein supplied.

By providing the following information, you are representing to the Company that such information is true and correct and you are authorizing the Company to provide such information to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of applicable securities laws, that you otherwise satisfy the suitability standards applicable to Purchasers of the Shares. All potential Purchasers must provide the information requested below. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

Name:	Eighty-eight Investment LLC
Business Address:

(Number and Street)

(City and State)	(Country)	(Postal Code)

Telephone Number:

Resident Address:

(Number and Street)

(City and State)	(Country)	(Postal Code)

Telephone Number: ( )

Age:	Citizenship:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.         AGREEMENT TO SELL AND PURCHASE THE SHARES; SUBSCRIPTION DATE.

1.1         PURCHASE AND SALE. At the Closing (as defined in Section 2), the Company will sell and issue to the Purchaser, and the Purchaser will purchase and acquire from the Company, upon the terms and conditions hereinafter set forth, the number of Shares as referenced on the subscription pages to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Subscription Pages”), all at the purchase price set forth on such Subscription Pages.

1.2         OTHER PURCHASERS. As part of the Offering, the Company may enter into substantially this same form of Stock Purchase Agreement with other purchasers (the “Other Purchasers”). The Purchaser and the Other Purchasers (if any) are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Stock Purchase Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

2.         DELIVERY OF SHARES AT CLOSING.

The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Professional Diversity Network, Inc. at 11:00 am on June 28th, 2024 (the “Closing Date”). At the Closing, the Company shall accept those subscriptions for Shares as it may in its discretion determine and shall register the Shares issued to you in your name on the Company’s books and records. Promptly following the Closing, the Company intends to furnish you with a certificate representing the Shares that have been issued to you or an account statement reflecting the issuance of the Shares in book-entry form.

3.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

3.1         PURCHASER ACKNOWLEDGEMENT. The Purchaser, for itself only, represents and warrants to, and covenants with, the Company that: (a) the Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or under applicable state securities or blue sky laws and Purchaser is acquiring the number of Shares set forth on the Subscription Pages in the ordinary course of its business and for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling same; (b) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and other applicable securities laws and the respective rules and regulations promulgated thereunder; (c) the Purchaser has answered all questions on the Subscription Pages and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and the related information may be relied upon by the Company; and (d) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the Subscription Pages, relied only upon information set forth in the SEC Reports. Purchaser understands that the issuance of the Shares to the Purchaser has not been registered under the Securities Act, or registered or qualified under any other securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

3.2         POWER AND AUTHORITY. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has the capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3         NO TAX OR LEGAL ADVICE. The Purchaser understands that nothing in this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

5.         NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered to or from a location outside the United States, by International Federal Express (or comparable service) or facsimile or email, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or email, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)         if to the Company, to:

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

Attn: Chad Hoersten

Email: choersten@ipdnusa.com

(b)         if to the Purchaser, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

6.         CHANGES.

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers that have executed Agreements for the purchase of a majority of the Shares sold or to be sold in the Offering.

7.         LANGUAGE.

This Agreement (including the Subscription Pages) is set forth in the English language, which shall control over any versions of this Agreement in any other language. Either party may at its own expense prepare versions of this Agreement and the other Transaction Documents in any other language that are deemed necessary, advisable or appropriate.

8.         HEADINGS.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.         SEVERABILITY.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.         GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

11.         FORUM SELECTION.

The Company and Purchasers agree that any dispute, controversy of claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof shall be subject to the exclusive jurisdiction and venue of the Delaware Court of Chancery and the appellate courts therefrom or, solely to the extent such courts lack jurisdiction, any state or federal court sitting in the State of Delaware and any appellate courts therefrom. Consistent with the preceding sentence, the parties hereto hereby (i) irrevocably and unconditionally submit to the exclusive personal jurisdiction of such courts for the purpose of any such proceeding brought by any party hereto and (ii) irrevocably waive, and unconditionally agree not to assert by way of motion, defense, or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts. Each of the parties hereto agrees not to bring any proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any other court other than as provided in this Section 11.

12.         FEES AND EXPENSES.

Each party hereto shall be solely responsible for the fees and expenses incurred by such party in connection with the Offering.

13.         COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.